                                                                     Exhibit 2.1

================================================================================


                         AGREEMENT AND PLAN OF MERGER

                                     among

                       WAVETEK WANDEL GOLTERMANN, INC.,

                             DYNATECH CORPORATION

                                      and

                          DWW ACQUISITION CORPORATION



                         Dated as of February 14, 2000

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                  THE MERGER

1.1.   Merger.................................................................1
1.2.   Conversion of Shares; Merger Consideration.............................1
1.3.   Stock Options..........................................................2
1.4.   Consummation of the Merger.............................................3
1.5.   Dissenters' Rights.....................................................3
1.6.   Payment for Shares and Options.........................................3
1.7.   Fractional Shares......................................................5
1.8.   Proration..............................................................5
1.9.   Anti-Dilution Provisions...............................................7
1.10.  Closing of the Company's Transfer Books................................7
1.11.  Certificate of Incorporation; By-Laws..................................8
1.12.  Directors and Officers of the Surviving Corporation....................8

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.   Corporate Status, etc..................................................8
2.2.   Capitalization.........................................................9
2.3.   Authority.............................................................10
2.4.   No Conflicts; Consents................................................10
2.5.   Investments...........................................................11
2.6.   Financial Statements..................................................11
2.7.   Undisclosed Liabilities, etc..........................................12
2.8.   Absence of Changes....................................................12
2.9.   Tax and Social Charge Matters.........................................14
2.10.  Assets................................................................16
2.11.  Real Property.........................................................16
2.12.  Contracts.............................................................17
2.13.  Intellectual Property.................................................18
2.14.  Insurance.............................................................20
2.15.  Litigation............................................................20
2.16.  Compliance with Laws and Instruments..................................20
2.17.  Environmental Matters.................................................21

2.18.  Employees, Labor Matters, etc. ........................................22
2.19.  Employee Benefit Plans and Related Matters; ERISA......................22
2.20.  Accounts Receivable....................................................24
2.21.  Inventories............................................................24
2.22.  Customers..............................................................25
2.23.  Suppliers; Raw Materials...............................................25
2.24.  Products...............................................................25
2.25.  Brokers, Finders, etc. ................................................26
2.26.  SEC Reports and Financial Statements...................................26
2.27.  Takeover Statutes......................................................26

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGERCO

3.1.   Status; Authorization, etc.............................................27
3.2.   No Conflicts, etc. ....................................................27
3.3.   Litigation.............................................................28
3.4.   Brokers, Finders, etc. ................................................28
3.5.   No Prior Business......................................................28
3.6.   SEC Reports and Financial Statements...................................28
3.7.   Commitment Letters.....................................................29

                                  ARTICLE IV

                           COVENANTS OF THE COMPANY

4.1.   Conduct of the Business................................................29
4.2.   No Solicitation........................................................30
4.3.   Access and Information.................................................30

                                   ARTICLE V

                        COVENANTS OF PARENT, MERGERCO
                                AND THE COMPANY

5.1.   Public Announcements...................................................31
5.2.   Reasonable Best Efforts................................................31
5.3.   Director's and Officers' Insurance and Indemnification.................32
5.4.   Financing..............................................................32
5.5.   Environmental Site Assessment..........................................32
5.6.   Advisory Committee.....................................................33

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

6.1.   Condition to Obligations of Each Party................................33
6.2.   Conditions to Obligations of Parent and Merger Co.....................34
6.3.   Conditions to Obligations of the Company..............................35

                                  ARTICLE VII

                                  TERMINATION

7.1.   Termination...........................................................36
7.2.   Non-Survival of Representations and Warranties........................36
7.3.   Fees and Expenses.....................................................37

                                 ARTICLE VIII

                                  DEFINITIONS

8.1.   Definition of Certain Terms...........................................37

                                  ARTICLE IX

                                 MISCELLANEOUS

9.1.   Severability .........................................................46
9.2.   Notices...............................................................46
9.3.   Entire Agreement......................................................47
9.4.   Counterparts; Headings................................................47
9.5.   Governing Law, etc....................................................47
9.6.   Binding Effect; No Third Party Beneficiaries..........................48
9.7.   Assignment............................................................48
9.8.   Amendment and Waiver..................................................48

SCHEDULES

2.1(b)          Qualification.
2.2(a)(i)       Company Stock
2.2(a)(ii)      Options
2.2(a)(iii)     Indebtedness
2.2(b)          Capitalization of Subsidiaries
2.2(c)(i)       Subscription, Options, Warrants
2.2(c)(ii)      Voting Trusts
2.4(a)          Conflicts
2.4(b)          Consents
2.5             Investments
2.7             Undisclosed Liabilities
2.8             Absence of Changes
2.9(a)          Taxes
2.9(b)          Taxes - Extension of Statute of Limitations, etc.
2.9(c)          Taxes - Audit and Deficiencies
2.9(f)          Taxes - Allocation Agreement
2.9(g)          Taxes - Certain Elections
2.9(h)          Taxes - Adjustments resulting from Accounting Changes
2.10            Assets
2.11(a)         Owned Real Property
2.11(b)         Leases
2.12(a)         Contracts
2.12(b)         Contract - Violation, Change of Control
2.13(a)(i)      Owned Intellectual Property
2.13(b)(i)      Intellectual Property not Owned by the Company
2.13(b)(ii)     Intellectual Property Liens
2.13(b)(iii)    Intellectual Property Licenses
2.13(b)(iv)     Intellectual Property Liens (after Effective Time)
2.13(d)         Intellectual Property Litigation
2.13(f)         Software Calendar Function
2.14            Insurance Policies
2.15            Litigation
2.16(a)         Compliance
2.16(b)         Governmental Approvals
2.17(a)         Environmental Matters
2.18            Employees
2.19(a)         Employee Benefit Plans
2.19(c)         Acceleration of Employee Benefits
2.20            Accounts Receivable
2.21            Inventories

2.22         Customers
2.23         Suppliers
2.24(a)      Warranties
2.24(b)      Product Liability
2.24(c)      Rebates
2.25         Bank Accounts

                                 EXHIBIT INDEX

Exhibit A    Form of Stock Election Agreement

Exhibit B    Form of Opinion of Sullivan & Cromwell

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of February 14, 2000 by and among Dynatech Corporation, a Delaware corporation ("Parent"), DWW Acquisition
                                               ------
Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("MergerCo"), and Wavetek Wandel Goltermann, Inc., a Delaware corporation
         --------
(the "Company").  Capitalized terms used herein have the meanings ascribed in
      -------
Section 9.1.

      WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company each has determined that it is fair to, and in the best interests of, their respective stockholders for Parent to acquire the Company pursuant to a merger (the "Merger") in which MergerCo shall be merged with and into the
             ------
Company pursuant to this Agreement;

      WHEREAS, the Boards of Directors of Parent, MergerCo and the Company have approved this Agreement and the Merger upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

      1.1.    Merger. Upon the terms and subject to the conditions of this
              ------
Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"), at the Effective Time MergerCo shall be merged with and into the Company. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue
                                      ---------------------
its existence under the laws of the State of Delaware. At the Effective Time, the separate existence of MergerCo shall cease. The name of the Surviving Corporation shall be "TTC/Wavetek Wandel Goltermann, Inc.". Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and the MergerCo shall vest in the Surviving Corporation and all restrictions, obligations, duties, debts and liabilities of the Company and MergerCo shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

      1.2.    Conversion of Shares; Merger Consideration. At the Effective Time,
              ------------------------------------------
by virtue of the Merger and without any action on the part of any holder thereof: (a) subject
          -
to Sections 1.8 and 1.9, each share of the Company Common Stock, par value $.01 per share (the "Company Common Stock" and the shares of Company Common Stock
                --------------------
hereinafter referred to as the "Shares"), issued and outstanding immediately
                                ------
prior to the Effective Time (other than Shares to be canceled pursuant to clause
(b) below and other than Dissenting Shares) shall be converted into the right to receive (i) $25.00 in cash, payable to the holder thereof (the "Cash Merger
                                                                -----------
Consideration") or (ii) 4.49 shares of Common Stock of Parent, par value $.01
-------------
per share (the "Stock Merger Consideration" and together with the Cash Merger
                --------------------------
Consideration, the "Merger Consideration"), in each case subject to any required
                    --------------------
withholding of Taxes and without interest; (b) each Share owned by Parent, MergerCo or any other direct or indirect subsidiary of Parent, or held in the treasury of the Company, immediately prior to the Effective Time, shall be canceled and extinguished, and no payment will be made with respect to those Shares; and (c) all shares of common stock of MergerCo, par value $.01 per share, then issued and outstanding shall be converted into an equal number of shares of common stock of the Surviving Corporation. Except as set forth in
Section 1.5, in the Merger, each Eligible Stockholder who has executed and delivered to Purchaser and the Company a Stock Election Agreement, a form of which is attached hereto as Exhibit A (each a "Stock Election Agreement"), on or
                                               ------------------------
prior to 5:00 p.m. California time on February 29, 2000 shall be entitled, subject to Sections 1.8 and 1.9, to receive in respect of Shares owned by such Stockholder the mix of Cash Merger Consideration and Stock Merger Consideration elected by such Eligible Stockholder in its Stock Election Agreement, and each Stockholder who has not so executed and delivered a Stock Election Agreement or who is not an Eligible Stockholder shall be entitled to receive Cash Merger Consideration in respect of all Shares owed by it. The Company shall deliver promptly after the date hereof a form of Stock Election Agreement to each holder of Company Common Stock.

      1.3.    Stock Options. Immediately prior to the Effective Time, each then
              -------------
outstanding option to purchase Shares (collectively, the "Options"), whether or
                                                          -------
not then exercisable, shall be canceled by the Company in exchange for a right to receive a payment in cash in accordance with Section 1.6(b) (the "Option
                                                                     ------
Consideration") equal to the product of (i) the number of Shares previously
-------------                            -
subject to the Option and (ii) the excess, if any, of $25.00 over the exercise
                           --
price for each Share under such Option. As of the Effective Time, each holder of an Option will be entitled to receive only an amount equal to the Option Consideration. All amounts payable under this Section 1.3 shall be subject to any required withholding of Taxes and shall be paid without interest. Effective as of the Effective Time and subject to payment of the Option Consideration, the Company shall cause each stock option or other equity based plan maintained with respect to any Shares (or rights in respect thereof) to be terminated. The Company shall use its commercially reasonable efforts to cause each holder of an Option, whether or not then exercisable, to execute an agreement consenting to the cancellation immediately prior to the Effective Time of such holder's Options in exchange for such holder's right to receive the Option Consideration.

      1.4.    Consummation of the Merger. Upon the terms and subject to the
              --------------------------
conditions of this Agreement, on the Closing Date following the Closing the Company shall execute in the manner required by the DGCL, and deliver to the Secretary of State of the State of Delaware, a duly executed certificate of merger (the "Certificate of Merger") as required by the DGCL, and the parties
             ---------------------
shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 1.4, a closing (the "Closing") will be held at the offices of Debevoise & Plimpton, 875
              -------
Third Avenue, New York, New York, on April 1, 2000, or if the conditions to the parties' obligations set forth in Article VI (other than those that by their nature cannot be satisfied until the Closing) have not been satisfied or waived by April 1, 2000, such Closing shall occur on the third business day following the satisfaction or waiver of such conditions (the "Closing Date"). The time the
                                                    ------------
Merger becomes effective in accordance with applicable law is referred to as the "Effective Time".
 --------------

      1.5.    Dissenters' Rights. Notwithstanding any provision of this
              ------------------
Agreement to the contrary, any shares of capital stock of the Company outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the DGCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to
  -----------------
receive the consideration set forth in Section 1.2, but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of capital stock of the Company who demands appraisal of those shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the Cash Merger Consideration as provided in Section 1.2, without interest, upon the surrender of the Certificate or Certificates representing those Shares (notwithstanding execution and delivery of a Stock Election Agreement). The Company shall give Parent (i)
                                                                        -
prompt notice of any written demands for appraisal of any shares of capital stock of the Company, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all
                                       --
negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

      1.6.    Payment for Shares and Options. (a) Shares. Prior to the Effective
              ------------------------------      ------
Time, MergerCo shall designate a bank or trust company as may be approved by the Company (which approval shall not be unreasonably withheld or delayed) to act as Paying Agent with respect to the Merger (the "Paying Agent"). Subject to Section 1.5, each
                                 ------------
Stockholder who (i) has elected to receive Cash Merger Consideration in respect of all or a portion of its Shares, (ii) has made no election at all or (iii) is not an Eligible Stockholder will be entitled to receive in accordance with
Section 1.2, upon surrender to the Paying Agent for cancellation the certificate or certificates (the "Certificates") which immediately prior to the Effective
                      ------------
Time represented the number of Shares such Stockholder owned of record, cash in respect of the number of Shares elected to be converted into cash pursuant to such Stockholder's Stock Election Agreement or, if no election has been made or such Stockholder is not an Eligible Stockholder, in respect of all Shares owned of record by such Stockholder in each case subject to any required withholding of Taxes. At or prior to the Effective Time, MergerCo shall make available to the Paying Agent sufficient funds to make all payments pursuant to the preceding sentence. Subject to Sections 1.8 and 1.9, each Eligible Stockholder who has elected pursuant to a Stock Election Agreement to receive Stock Merger Consideration in respect of all or a portion of the Shares owned by it will be entitled to receive, upon surrender to the Paying Agent the Certificates for cancellation, the number of shares of Common Stock of Parent to be issued to such Stockholder in accordance with Section 1.2 based on the number of Shares elected to be converted into Stock Merger Consideration pursuant to such Stockholder's Stock Election Agreement, and cash in lieu of any fractional share interest as set forth in Section 1.7, in each case subject to any required withholding of Taxes. At or prior to the Effective Time, MergerCo shall make available to the Paying Agent the certificates representing the shares of the Common Stock of Parent and an estimated amount of cash to be paid in lieu of fractional share interests. No interest shall accrue or be paid on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Following the Effective Time, until surrendered to the Paying Agent in accordance with the provisions of this Section 1.6(a), each Certificate shall represent for all purposes only the right to receive upon surrender thereof the Merger Consideration specified in Section 1.2 and cash in lieu of fractional share interests, if applicable, without any interest, subject to any required withholding of Taxes. Any funds delivered or made available to the Paying Agent pursuant to this Section 1.6(a) and not exchanged for Certificates within six
(6) months after the Effective Time will be returned by the Paying Agent to the Surviving Corporation, which thereafter will act as Paying Agent, subject to the rights of holders of unsurrendered Certificates under this Section 1.6(a), and any former stockholders of the Company who have not previously exchanged their Certificates will thereafter be entitled to look only to the Surviving Corporation for payment of their claim for the Merger Consideration and any cash in lieu of fractional share interests, without any interest, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors thereof under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Shares for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable laws, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

      (b)     Options. Each holder of an Option, whether or not then
              -------
exercisable, will be entitled to receive cash in an amount equal to the Option Consideration in respect of such Options (determined in accordance with Section
1.3 hereof), subject to any required withholding of Taxes and without interest. The amounts payable pursuant to this Section 1.6(b) shall be paid as soon as reasonably practicable after the Effective Time but no more than 10 days after such time.

      1.7.    Fractional Shares. Notwithstanding any other provision hereof, no
              -----------------
fractions of a share of Common Stock of Parent and no certificates or scrip thereof, or other evidence of ownership thereof, will be issued in the Merger; instead, Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Common Stock of Parent (after taking into account all certificates delivered by such holder pursuant to
Section 1.6) an amount in cash (without interest) determined by multiplying such fraction by $25.

      1.8.    Proration. (a) Notwithstanding anything in this Agreement to the
              ---------
contrary, the aggregate number of Shares to be converted into the right to receive Stock Merger Consideration at the Effective Time shall not exceed one-third the number of issued and outstanding Shares and Options as of the date hereof (the "Maximum Stock Election Number"). Subject to this Section 1.8, each Eligible Stockholder shall be entitled to elect to receive Stock Merger Consideration in respect of up to the Individual Maximum Number of Shares owned by it without proration. As used herein, the "Individual Maximum Number" for any Eligible Stockholder equals the product of (x) the number of Shares owned by such Eligible Stockholder multiplied by (y) a fraction the numerator of which is
(i) the Maximum Stock Election Number and (ii) the denominator of which is the number of issued and outstanding Shares and Options as of the date hereof.

      (b) If Eligible Stockholders elect in the aggregate to receive Stock Merger Consideration in respect of a number of Shares ("Electing Shares") in an
                                                        ---------------
amount that exceeds the Maximum Stock Election Number, then to the extent any Eligible

Stockholder elected to receive Stock Merger Consideration in respect of a number of Shares in excess of its Individual Maximum Number, such Eligible Stockholders' Excess Electing Shares shall be converted into a right to receive Stock Merger Consideration or Cash Merger Consideration in accordance with the terms of Section 1.2 in the following manner:

               (i) the number of Excess Electing Shares to be converted into the right to receive Stock Merger Consideration shall be equal to (x) if such Eligible Stockholder's number of Excess Electing Shares is less than or equal to such Eligible Stockholder's Pro Rata Portion of the Available Portion, such Eligible Stockholder's number of excess Electing Shares or (y) if such Eligible Stockholder's number of Excess Electing Shares is in excess of such Eligible Stockholder's Pro Rata Portion of the Available Portion, such Eligible Stockholders' Pro Rata Portion of the Available Portion plus additional Stock Merger Consideration the number of shares of which will be determined by conducting repeated rounds of the same process outlined in this paragraph (i) in (x) and (y) above (with appropriate modifications in each such round to the definitions of Available Portion, Pro Rata Portion of the Available Portion and Percentage Interest) until such time as the entire Requested Excess Amount has been allocated to Eligible Stockholders; and

               (ii) all Excess Electing Shares, other than those Shares converted into the right to receive Stock Merger Consideration in accordance with Section 1.8(b)(i), shall be converted into the right to receive Cash Merger Consideration in accordance with the terms of
          Section 1.2 as if such Shares were not Electing Shares.

As used herein:  "Excess Electing Shares" for any Eligible Stockholder equals
                  ----------------------
the total number of Electing Shares elected by such Eligible Stockholder minus such Eligible Stockholders' Individual Maximum Number of Shares; "Percentage
                                                                  ----------
Interest", with respect to any Eligible Stockholder, equals the quotient of (A)
--------
the number of Shares held by such Eligible Stockholder as of the date hereof and
(B) the aggregate number of Shares held as of the date hereof by all Eligible Stockholders who elect to receive Excess Electing Shares; "Pro Rata Portion of
                                                           -------------------
the Available Portion", with respect to any Eligible Stockholder, equals the
---------------------
product of such Eligible Stockholder's Percentage Interest and the Available Portion; "Requested Excess Amount" equals the lesser of (A) the Available
          -----------------------
Portion and (B) the aggregate number of Excess Electing Shares; and "Available
                                                                     ---------
Portion" equals the sum for all stockholders of the positive difference (in each
-------
case, if any) between (x) the Individual Maximum Number for each stockholder and
                       -
(y) the number of Electing Shares of each such stockholder (if any and provided
 -
the number of Electing Shares for such stockholder is less than its Individual Maximum Number).

      1.9.    Anti-Dilution Provisions. In the event Parent changes (or
              ------------------------
establishes a record date for changing) the number of shares of Common Stock of Parent issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Common Stock of Parent and the record date therefor shall be prior to the date that the Effective Time occurs, the Stock Merger Consideration shall be proportionately adjusted. If, between the date hereof and the Effective Time, Parent shall merge, be acquired or consolidate with, by or into any other corporation and the terms thereof shall provide that Common Stock of the Parent shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such transaction so that stockholders of the Company who would be entitled to receive shares of Common Stock of Parent pursuant to this Agreement shall be entitled to receive, in lieu of each share of Common Stock of Parent issuable to such stockholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such transaction with respect to one share of Common Stock of Parent (provided that nothing herein shall be construed so as to release the acquiring entity in any such transaction from its obligations under this Agreement as the successor to Parent). The Company acknowledges and agrees that in connection with the transactions contemplated hereby Parent intends to sell to Clayton, Dubilier & Rice Fund VI Limited Partnership ("Fund VI") newly-issued shares of Parent for a per share price of not less than $4.00 per Share and to make a rights offering to stockholders of Parent on the same basis, that the record date therefor will be prior to the date on which the Effective Time occurs, and that Eligible Stockholders who elected to receive the Stock Merger Consideration will not be entitled to participate in such rights offering solely as a result of having made such an election. Notwithstanding the foregoing, if the gross proceeds of the sale of Common Stock of Parent to Fund VI and such rights offering exceed (x) $160 million (if Stock Merger Consideration will be paid in respect of a number of Shares equal to the Maximum Stock Election Number), or (y) the sum of $160 million and the Stock Election Value (if the number of Electing Shares is less than the Maximum Election Number), then the number of shares of Parent Common Stock constituting the Stock Merger Consideration under Section 1.2 shall be appropriately adjusted to avoid the dilution resulting from such excess sale of Common Stock of Parent. As used herein the "Stock Election Value" means the lesser of (i) $40 million and (ii) $25 multiplied by the positive difference between (x) the Maximum Stock Election Number and (y) the number of Electing Shares. If the purchase price for shares of Parent stock in the rights offering contemplated hereby is less than $4.00 per share, the Stock Merger Consideration shall be proportionately adjusted.

      1.10.   Closing of the Company's Transfer Books. At the Effective Time,
              ---------------------------------------
the stock transfer books of the Company shall be closed and no transfer of Shares converted into the right to receive the Merger Consideration pursuant to the terms hereof or Shares to be canceled pursuant to Section 1.2 hereof shall thereafter be made.

     1.11.    Certificate of Incorporation; By-Laws. (a) The certificate of
              -------------------------------------
incorporation of the Company as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated in form and substance reasonably satisfactory to the parties and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

      (b) The by-laws of MergerCo, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by applicable law, the certificate of incorporation of the Surviving Corporation and such by-laws.

      1.12.    Directors and Officers of the Surviving Corporation. (a) The
               ---------------------------------------------------
directors of MergerCo immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

      (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

      The Company represents and warrants to Parent and MergerCo as follows:

      2.1.    Corporate Status, etc. (a) Organization. Each of the Company and
              ---------------------      ------------
its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to conduct the Business and to own or lease and to operate its properties as and in the places where the Business is conducted and such properties are owned, leased or operated.

      (b)     Qualification.  Each of the Company and its Subsidiaries is duly
              -------------
qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification necessary, except for such failures to be so qualified and in good standing as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect. Schedule 2.1(b) of the disclosure letter delivered by the Company to Parent and MergerCo on or prior to the date hereof (the "Disclosure Letter")
                                                         -----------------
lists all jurisdiction in which each Significant Subsidiary of the Company is qualified.

      (c)     Organizational Documents. MergerCo has been furnished complete and
              ------------------------
correct copies of the certificate of incorporation and by-laws or other organizational documents of the Company and, prior to the Closing Date, the Company will have provided to MergerCo such documents with respect to each of its Subsidiaries, as amended or modified through and in effect on the date hereof or, with respect to the Subsidiaries, such date of delivery (the "Organizational Documents"). Each of the Organizational Documents is in full
 ------------------------
force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents. The Company has made available to MergerCo the minute books of the Company and its Significant Subsidiaries and, prior to the Closing Date, will have made available to MergerCo the minute books of its other Subsidiaries. The minute books of the Company and its Subsidiaries accurately reflect in all material respects the transactions described therein.

      2.2.    Capitalization. (a) The authorized capital stock of the Company
              --------------
consists of 50,000,000 shares of the Company's Common Stock, and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares"). As
                                                          ----------------
of the date hereof, (i) 13,308,323 Shares are issued and outstanding (other than
                     -
Shares held in the treasury of the Company as treasury stock), all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights except as described on Schedule 2.2(a)(i) the Disclosure Letter; (ii) no
                                                                         --
Shares are held in the treasury of the Company as treasury stock; (iii) there
                                                                   ---
are outstanding Options to purchase an aggregate of 627,955 Shares; and (iv)
                                                                         --
there are no outstanding Preferred Shares. Schedule 2.2(a)(ii) of the Disclosure Letter sets forth a list, complete and correct as of the date hereof, of the holders of all Options and the number of Shares issuable upon the exercise of each such Option and the exercise prices thereof. Schedule 2.2(a)(iii) of the Disclosure Letter sets forth a complete and correct list of all indebtedness for borrowed money of the Company and its Subsidiaries, and within five days of the date hereof the Company will provide to Parent a complete and correct list as of such date of any other extension of credit (other than trade payables in the ordinary course of business) of the Company and its Subsidiaries.

      (b) Schedule 2.2(b) of the Disclosure Letter sets forth for each Subsidiary its name and jurisdiction of incorporation. Except as set forth in
Schedule 2.2(b) of the Disclosure Letter, the Company or one of its Subsidiaries owns all the issued and outstanding capital stock of each direct or indirect Subsidiary of the Company. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned, beneficially and of record, by the holders thereof shown on Schedule 2.2(b). The Subsidiaries are the only direct or indirect corporations or other Persons in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding stock or other equity interests. There are no Shares or Preferred Shares owned by any Subsidiary of the Company.

      (c) There are no stock appreciation or similar rights outstanding with respect to the Shares or any shares or other equity interests of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or such Subsidiary may vote. Except as set forth in this Section 2.2 and on Schedule 2.2(c)(i) of the Disclosure Letter, no shares of capital stock or other voting securities are issued, reserved for issuance or outstanding of the Company and its Subsidiaries, nor are there any outstanding or equity subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries obligating the Company or any of its Subsidiaries to issue, deliver, sell or purchase, or cause to be issued, delivered, sold or purchased, any securities of the Company or any of its Subsidiaries. Except as set forth on Schedule 2.2(c)(ii) of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

      2.3.    Authority. The Company has the requisite corporate power and
              ---------
authority to execute and deliver this Agreement and to carry out its obligations pursuant hereto. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Consent of the stockholders to the adoption and approval of this Agreement and the Merger has been duly obtained in accordance with applicable Law, the Organizational Documents of the Company, and the Stockholders Agreement, dated as of June 12, 1998 (the "Stockholders Agreement"), among the Company and the other parties
           ----------------------
thereto. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company.

      2.4.    No Conflicts; Consents. (a) Except as set forth on Schedule 2.4(a)
              ----------------------
of the Disclosure Letter, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, result in the creation of any Lien (or any obligation to create any Lien) upon, or give rise to the creation of a right or claim by any Person other than the Company to, any of the Assets (including, without limitation, the Company Intellectual Property) under, (i) any Law applicable to the Company or its Subsidiaries, or any of
        -
their respective properties or assets, (ii) any provision of any of the
                                        --
Organizational Documents of the Company or its Subsidiaries or (iii) any
                                                                ---
Contract, or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of their respective properties or assets may be bound, except with respect to clause (iii) for such conflicts, violations, breaches, defaults, rights, claims or Liens that, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

      (b)     Consents. Except as set forth on Schedule 2.4(b) of the Disclosure
              --------
Letter, no Consent of or with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, whether domestic or foreign, (a "Governmental Authority") or other Person is required to be obtained by the
 ----------------------
Company or its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate
                                              -
of Merger with the Delaware Secretary of State, (ii) applicable requirements
                                                 --
under "blue sky" laws of various states and (iii) such other consents,
                                             ---
approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made in the aggregate would not reasonably be expected to have or result in a Material Adverse Effect.

      2.5.    Investments. Except as set forth on Schedule 2.5 of the Disclosure
              -----------
Letter, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities, including, without limitation, any options, warrants, conversion or other rights, of, or interest in, any other Person (other than, as to the Company, its Subsidiaries).

      2.6.    Financial Statements. (a) The balance sheets included in the
              --------------------
Financial Statements present fairly the financial position of the Company and its Subsidiaries as at the respective dates thereof, and the statements of income, cash flows and stockholders equity included in such Financial Statements present fairly the results of operations, cash flows and stockholders equity of the Company and its Subsidiaries for the respective periods indicated, in each case in conformity with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto.)

      (b) The Interim Financial Statements have been prepared in all material respects on a basis consistent with the Audited Financial Statements, except that the Interim Financial Statements do not contain notes and may be subject to normal, year-end audit adjustments.

      2.7.    Undisclosed Liabilities, etc. Neither the Company nor any of its
              ----------------------------
Subsidiaries has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth on Schedule 2.7 of the Disclosure Letter or the
             -
Company's Form 10-K for the year ended September 30, 1999, (b) as and to the
                                                            -
extent disclosed on and adequately reserved against in the Balance Sheet, (c)
                                                                           -
for liabilities and obligations under the Contracts entered into in the ordinary course of business or (d) liabilities and obligations that individually and in the aggregate have not had or resulted in a Material Adverse Effect and could not reasonably be expected to have or result in a Material Adverse Effect. Since September 30, 1999, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

      2.8.    Absence of Changes. Since September 30, 1999, except (a) as set
              ------------------                                    -
forth on Schedule 2.8 of the Disclosure Letter and (b) as specifically permitted
                                                    -
after the date hereof pursuant to Section 5.1, neither the Company nor any of its Subsidiaries has:

              (i) declared, set aside, made or paid any dividend or distribution except dividends by the Subsidiaries to the Company;

              (ii) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

              (iii) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt except for borrowings and repayments in the ordinary course of business and from the proceeds of dispositions permitted hereunder;

              (iv) assigned, mortgaged, pledged or otherwise subjected to any Lien, any of its Assets, except for Permitted Liens in the ordinary course of business;

              (v) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights forgiven, canceled, compromised, waived or released in the ordinary course of business consistent with past practice;

              (vi) except pursuant to agreements existing on the date hereof, paid any bonus to any director, officer, manager or employee, or granted to any director, officer, manager or employee any other increase in compensation in any form;

              (vii) entered into, adopted or amended in any material respect any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director or employee (whether or not legally binding);

              (viii) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or received notice of any loss of a supplier, customer or employee, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect;

              (ix) amended any of its Organizational Documents (with respect to the Subsidiaries, in any material respect) or adopted a shareholders' rights plan;

              (x) without the consent of MergerCo, changed in any material respect its accounting practices, policies or principles other than as required by GAAP;

              (xi) other than trade payables in the ordinary course of business, Contracts entered into in the ordinary course of business and capital expenditures included in the budgets of the Company previously delivered to Parent, incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person) in excess of (A) $250,000 in each case,
                                                    -
      other than purchase orders and payroll obligations in the ordinary course of business, or (B) $1,000,000 in the aggregate at any one time
                       -
      outstanding;

              (xii) sold any assets with a value in excess of $1,000,000 in each case or $5,000,000 in the aggregate, other than inventory in the ordinary course of business consistent with past practice;

              (xiii)   (a) entered into any Contract that is material to the
                        -
      conduct of the business of any major business unit of the Company or any amendment, modification or termination of any existing Contract that is material to the conduct of the business of any major business unit of the Company other than (i)
      any such Contract entered into in the ordinary course of the business and involving an expenditure of less than $250,000 in each individual case and $1,000,000 in the aggregate, or (ii) any such Contract that, pursuant to
                                       --
      its terms, in cancelable without penalty on notice of 30 days or less from the first month following the Effective Time, or (b) breached any material
                                                        -
      Contract;

              (xiv) made any capital expenditures or capital additions or improvements not included in the budgets of the Company that have been provided to Parent prior to the date hereof and in excess of $250,000 in any case or $1,000,000 in the aggregate, and other than as previously disclosed in writing to MergerCo;

              (xv) instituted, settled or agreed to settle any litigation, action or proceeding before any court or government body, other than in the ordinary course of business consistent with past practice but not in any case involving amounts in excess of $500,000;

              (xvi) failed to replenish the inventories and supplies in a normal and customary manner consistent with prior practice; or made purchase commitments in excess in any material respect of the normal, ordinary and usual requirements of the Business or at any price or upon terms and conditions more onerous in any material respect than those usual for the Company based on past practice; or made any material change in selling, pricing, advertising or personnel practices inconsistent with prior practice;

              (xvii) transferred, granted or been granted any material rights or licenses to, or entered into any material settlement of any claim with respect to, any Intellectual Property;

              (xviii) merged or consolidated with, or agreed to merge or consolidate with, or purchased substantially all of the assets of, or otherwise acquired, any business, business organization or division thereof, or any other Person, except for any such transaction with an aggregate enterprise value not in excess of $5,000,000; or

              (xix) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

      2.9.    Tax and Social Charge Matters. (a) Except as set forth on Schedule
              -----------------------------
2.9(a) of the Disclosure Letter, (i) all income and other material Returns and
                                  -
forms required to be filed on or before the Closing Date by the Company or its Subsidiaries have been or will be timely filed on or before such date, (ii) all
                                                                        --
such Returns and forms are or will be true, correct and complete in all material respects, (iii) all Taxes and Social Charges due by the Company or its
           ---
Subsidiaries or that may become due by the Company or its

Subsidiaries with respect to any period (or portion thereof) ending on or before the Effective Time, whether or not shown on a Return, have been paid or have been adequately reserved for in the Financial Statements and will be paid when due if due on or before the Closing, (iv) each of the Company and its
                                      --
Subsidiaries has duly and timely withheld all Taxes and Social Charges required to be withheld by it and such withheld Taxes and Social Charges have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority.

      (b)     Except as set forth on Schedule 2.9(b) of the Disclosure Letter,
(i) no agreement or other document waiving, extending, or having the effect of
 -
waiving or extending, the statute of limitations, the period of assessment or collection of any Taxes or Social Charges on or in respect of the Company or its Subsidiaries, and no power of attorney with respect to any such Taxes or Social Charges has been filed with any Governmental Authority which waiver, extension or power of attorney is currently in effect and (ii) neither the Company nor its
                                                 --
Subsidiaries has requested or been granted an extension of time for filing any Return or form to a date later than the date of this Agreement.

      (c) Except as set forth on Schedule 2.9(c) of the Disclosure Letter, no Taxes or Social Charges on or in respect of the Company or its Subsidiaries are currently under audit, examination or, to the knowledge of the Company, under investigation by any Governmental Authority. Except as set forth on
Schedule 2.9(c) of the Disclosure Letter, no Governmental Authority is now asserting or threatening to assert against the Company or its Subsidiaries any deficiency or claim for Taxes or Social Charges or any adjustment to Taxes or Social Charges. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that it is or may be subject to Taxation in that jurisdiction. Schedule 2.9(c) of the Disclosure Letter lists all income Tax Returns that have been filed with respect to the Company and its Subsidiaries and that have not yet been audited, and for which the statute of limitations (including any extensions thereto) has not yet run, or are currently the subject of audit. The Company and its Subsidiaries have delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since October 1, 1995.

      (d) No amount will be required to be withheld under section 1445 of the Code in connection with any of the transactions contemplated by this Agreement.

      (e) Neither the Company nor its Subsidiaries, will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in Section 280G of the Code.

      (f) Except as set forth in Schedule 2.9(f) of the Disclosure Letter, neither the Company nor its Subsidiaries (i) is a party to or bound by or has
                                          -
any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement or (ii) is or has been a member of any group of companies filing
                   --
a consolidated, combined or unitary income Tax Return.

      (g) Except as set forth in Schedule 2.9(g) of the Disclosure Letter, neither the Company nor its Subsidiaries has made or filed an election with respect to its classification for U.S. federal income Tax purposes pursuant to U.S. Treasury Regulation (S) 301.7701-3.

      (h) Except as set forth in Schedule 2.9(h) of the Disclosure Letter, there are no outstanding adjustments for income Tax purposes applicable to the Company or its Subsidiaries required as a result of changes in methods of accounting effected on or before the Closing Date.

      (i) Except as set forth in Schedule 2.9(i) of the Disclosure Letter, no grants of subsidies, including Tax or social security subsidies or exemptions, will have to be repaid or will be lost as a result of the consummation of the transactions contemplated by this Agreement.

      2.10.   Assets. Except as set forth on Schedule 2.10 of the Disclosure
              ------
Letter, the Company and its Subsidiaries own, or otherwise have legally enforceable rights to use, all of the properties, assets and rights (real, personal or mixed, tangible or intangible), used or held for use in connection with or material to the continued operation of the Business (the "Assets"). The
                                                                  ------
Company or its Subsidiaries have good and valid title to or a legally enforceable right to use, or in the case of leased property have good and valid leasehold interests in, all Assets that are material to the continued operation of the Business, including but not limited to all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as disposed of in the ordinary course of business after the date thereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens and Liens set forth in Schedule 2.10 of the Disclosure Letter. All material tangible Assets currently being used in the Business are in good working order, except for normal wear and tear.

      2.11.   Real Property. (a) Owned Real Property. Except as set forth on
              -------------      -------------------
Schedule 2.11(a) of the Disclosure Letter, neither the Company nor its Subsidiaries owns any real property. The Company has or its Subsidiaries have good, valid and marketable fee simple title to the Owned Real Property, free and clear of any Liens other than Permitted Liens.

      (b)     Leases.  Schedule 2.11(a) of the Disclosure Letter contains a
              ------
complete and correct list of all Leases setting forth the address and landlord for each Lease. The

Company has made available to MergerCo correct and complete copies of the Leases. Each Lease between the Company and any of its Affiliates is legal, valid, binding, in full force and effect and enforceable against each party thereto and each other Lease is legal, valid, binding, in full force and effect and enforceable against the Company and, to the knowledge of the Company, each other party thereto. Neither the Company nor any of its Subsidiaries is, and, to the knowledge of the Company, no other party is, in material default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach by the Company, its Subsidiaries or, to the knowledge of the Company, any other party in any respect under any Lease. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises and rights (other than with respect to common areas) demised thereunder. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under their respective Leases for the Leased Real Property.

           (c) No Proceedings. There are no proceedings in eminent domain or
               --------------
other similar proceedings pending or, to the knowledge of the Company, threatened, affecting any portion of the Owned Real Property or, to the knowledge of the Company, the Leased Real Property or the Occupied Real Property. To the knowledge of the Company, there exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

           (d) Current Use. The use and operation of the Real Property in the
               -----------
conduct of the Business does not violate in any material respect any instrument of record or agreement affecting the Real Property. There is no material violation by the Company or its Subsidiaries, or to the knowledge of the Company, any other Person, of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority that affects the Real Property or the ownership, operation, use or occupancy thereof.

           2.12. Contracts. (a) Disclosure. The Company has made available to
                 ---------      ----------
MergerCo complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all material oral Contracts.

           (b) Enforceability. All Contracts are legal, valid, binding, in full
               --------------
force and effect and enforceable against the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, against each other party thereto, except for such Contracts the failure of which to be legal, valid, binding, in full force and effect and enforceable could not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect. Except as set forth on Schedule 2.12(b) of the Disclosure Letter, neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in violation, breach or default under any

Contract, nor, to the knowledge of the Company, is there any event that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, other than such violations, breaches, events of default, or events or conditions that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

           2.13. Intellectual Property. (a) Disclosure. Schedule 2.13(a)(i) of
                 ---------------------      ----------
the Disclosure Letter sets forth a complete and correct list of all Intellectual Property that is owned by either the Company or its Subsidiaries (the "Owned
                                                                       -----
Intellectual Property"), except for any Owned Intellectual Property that
---------------------
consists of (i) inventions, trade secrets, processes, formulae, compositions, slogans, know-how, licenses of Intellectual Property, designs and confidential business and technical information, and (ii) that is not registered or subject
                                         --
to application for registration and in the case of clause (ii) that is not material to the Business.

           (b) Title. All of the Intellectual Property used or held for use in
               -----
connection with or material to the Business (the "Company Intellectual
                                                  --------------------
Property"), is owned by or licensed to either the Company or one of its
--------
Subsidiaries. The Company and its Subsidiaries have valid and legally sufficient rights to use the Company Intellectual Property free from any Liens (except for Permitted Liens incurred in the ordinary course of business and except for Liens existing by virtue of license agreements with respect to such Company Intellectual Property). The representations contained in Section 2.12 shall apply to all material licenses, licensing arrangements and other contracts or obligations under applicable Law (the "Intellectual Property Licenses")
                                       ------------------------------
providing in whole or in part for the use of, or limiting the use of, any Intellectual Property, including license arrangements and other contracts providing for the use of, limiting the use of or providing for payments for any Intellectual Property upon the lapse of time, the giving of notice or the occurrence of a contingency and including obligations to employees in respect of employee inventions. Immediately after the Effective Time, the Company and its Subsidiaries shall own or have licensed to them all the material Company Intellectual Property, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Effective Time, except as otherwise disclosed on Schedule 2.13(b)(i) of the Disclosure Letter.

           (c) No Infringement, etc. Except as set forth on Schedule 2.13(c) of
               --------------------
the Disclosure Letter, (i) the conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, and (ii) none of the Company Intellectual Property is being infringed or otherwise used or available for use by any Person without a license or permission from the Company or its Subsidiaries, except in the case of clause
(i) and (ii) for such infringements as could not reasonably be expected, individually or in aggregate, to have or result in a Material Adverse Effect.

The Company and its Subsidiaries have taken commercially reasonable steps to protect the Company Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable Law.

           (d) No Intellectual Property Litigation. No claim or demand of any
               -----------------------------------
Person has been made or, to the knowledge of the Company, threatened, nor is there any Litigation that is pending or, to the knowledge of the Company, threatened, that (i) challenges the rights of the Company or its Subsidiaries in respect of any Company Intellectual Property, (ii) asserts that the Company or its Subsidiaries is infringing or otherwise in conflict with, or is (except as set forth on Schedule 2.13(d) of the Disclosure Letter), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any Intellectual Property Licenses, except in the case of any claim, demand or threat as could not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect. None of the material Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority, or has been the subject of any suit or action before any Governmental Authority within the last five years, whether or not resolved in favor of the Company or its Subsidiaries.

           (e) Software. The Company and its Subsidiaries own all right, title
               --------
and interest in and to all Owned Software used or held for use in connection with or material to the Business. There are no defects in the Owned Software that is material to the Business that would prevent it from performing in all material respects the tasks and functions that it was intended to perform.

           (f) Calendar Function. All Software, hardware and embedded
               -----------------
microcontrollers in non-computer equipment used in the Business that contain or call on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific days, dates or times, or calculates spans of dates or times, is, and will be able to record, store, process, calculate, compare, sequence and provide true and accurate day, date and time data from, into and between the twentieth and twenty-first centuries, including but not limited to with respect to the years 1999, 2000 and 2001 and leap year calculations ("Year 2000 Compliant"), except as could not
                                  -------------------

reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect. As of the date hereof, the Company nor and its Subsidiaries have not experienced a Material Adverse Effect resulting from the failure of its or any business partners' Software, hardware or embedded microcontrollers in non-computer equipment to be Year 2000 Compliant. The Company has no reason to believe and does not believe that it or its Subsidiaries will experience a Material Adverse Effect after the date hereof resulting from a failure to be Year 2000 Compliant.

           2.14. Insurance. Schedule 2.14 of the Disclosure Letter contains a
                 ---------
complete and correct list of all material insurance policies maintained by or on behalf of the Company or its Subsidiaries (the "Policies"). The Company has made
                                                --------
available to MergerCo complete and correct copies of all Policies together with all riders and amendments thereto. The Policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of the Policies. Except as set forth on Schedule 2.14 of the Disclosure Letter, the insurance coverage provided by the Policies is on such terms (including without limitation as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as is reasonable for the Business.

           2.15. Litigation. Except as set forth on Schedule 2.15 of the
                 -----------
Disclosure Letter, there is no Litigation pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries that if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority, that individually or in the aggregate could reasonably be expected to have or result in a Material Adverse Effect.

           2.16. Compliance with Laws and Instruments. (a) Compliance. Except as
                 ------------------------------------      ----------
set forth on Schedule 2.16(a) of the Disclosure Letter, (i) none of the Company and its Subsidiaries is, nor upon consummation of transactions contemplated hereby, will be, in conflict with, violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to it or any of its properties, assets, operations or business,
(y) any provision of the Organizational Documents of the Company or its Subsidiaries, or (z) any Contract, or any other agreement or instrument to which the Company or its Subsidiaries is party or by which it or any of its properties or assets is bound or affected, except in the case of this clause (z), such conflicts, violations, breaches and defaults as could not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect, and (ii) none of the Company and its Subsidiaries has received any written notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

           (b) Governmental Approvals, etc. Except as set forth on Schedule
               ---------------------------
2.16(b) of the Disclosure Letter, all Governmental Approvals and other Consents that are material to the conduct of the Business have been duly obtained and are held by the Company and are in full force and effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

           2.17. Environmental Matters. (a) Compliance with Environmental Law.
                 ---------------------      ---------------------------------
Except as set forth on Schedule 2.17(a) of the Disclosure Letter, each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws pertaining to their respective properties and Assets (including the Real Property) and the use and ownership thereof, and to the operation of the Business, except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect. No material violation by the Company or its Subsidiaries of any applicable Environmental Law relating to any of the properties and assets of the Company or its Subsidiaries or the use or ownership thereof, or to the operation of the Business is being or has been alleged. Except as set forth on Schedule 2.17(a) of the Disclosure Letter, the Company and its Subsidiaries are in material possession of, and in material compliance with, all permits, authorizations and consents required under applicable Environmental Laws.

           (b) Other Environmental Matters. (i) Except as set forth on Schedule
               ---------------------------
2.17(b) of the Disclosure Letter, none of the Company, its Subsidiaries or to the knowledge of the Company any other Person, has caused or taken any action that will result in, and neither the Company nor its Subsidiaries is subject to, any material liability or obligation relating to (x) the environmental conditions on, under, or about the Real Property or other properties or assets currently or formerly owned, leased, operated or used by the Company, its Subsidiaries or any predecessor thereto, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present
                                                       -
use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

           (ii) No material Environmental Claims that have not been resolved have been asserted against the Company, its Subsidiaries, or, to the knowledge of the Company, any predecessor in interest, nor does the Company have knowledge or notice of any threatened or pending material Environmental Claim against the Company, its Subsidiaries or any predecessor in interest.

           (iii) The Company has made available to MergerCo all studies, analyses, reports and investigations, in the possession, custody or control of the Company or its agents or its Subsidiaries relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets currently or formerly owned, leased, operated or used by the Company, its Subsidiaries or any predecessor in interest thereto, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or Released by the Company, its Subsidiaries or any other Person on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company or its Subsidiaries or the Business.

           2.18. Employees, Labor Matters, etc. (a) Except as set forth on
                 -----------------------------
Schedule 2.18(a) of the Disclosure Letter, neither the Company nor any of its Significant Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions, workers' or similar councils or other organizations representing, purporting to represent or, to the knowledge of the Company, attempting to represent any employees employed by the Company or its Significant Subsidiaries. Since January 1, 1999, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or its Significant Subsidiaries. Except as set forth on Schedule 2.18(a) of the Disclosure Letter, there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and to the knowledge of the Company there is no representation petition pending or threatened with respect to any employee of the Company or its Significant Subsidiaries.

           (b) With respect to all Subsidiaries that are not Significant Subsidiaries of the Company, there are no material liabilities outside the ordinary course of business relating to employees or employee benefit plans or programs.

           2.19. Employee Benefit Plans and Related Matters; ERISA. (a) Employee
                 -------------------------------------------------      --------
Benefit Plans. Schedule 2.19(a) of the Disclosure Letter sets forth a complete
-------------
and correct list of each "employee benefit plan", as such term is defined in
Section 3(3) of ERISA, and each bonus, anniversary or seniority award, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of the Company or its Significant Subsidiaries or the beneficiaries or dependents of any such employee or former employee (collectively, the "Employees") or under which any Employee is or may
                             ---------
become eligible to participate or derive a benefit and that is or has been maintained or established by the Company or its Significant Subsidiaries or any other trade or business, whether or not incorporated, which, together with the Company or its Significant Subsidiaries, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which the Company or
                                ---------------
its Significant Subsidiaries or any Related Person contributes or is or has been obligated or required to contribute (collectively, the "Plans"). With respect to
                                                        -----
each such Plan of the Company or any of its Significant Subsidiaries, MergerCo has been furnished with complete and correct copies of: (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication) or any applicable non-U.S. Governmental Authority, any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multi employer plan liabilities, if any, and all amendments and modifications to any such document. None of the Company or any of its Significant Subsidiaries has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

           (b) Qualification. Each Plan intended to be qualified under Section
               -------------
401(a) of the Code or comparable non-U.S. Law is so qualified, any U.S. trust forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from Taxation under Section 501(a) of the Code and any non-U.S. trust forming a part thereof is exempt from Taxation under applicable Law, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or Tax-exempt status.

           (c) Compliance; Liability. (i) Each Plan satisfies any applicable
               ---------------------
minimum funding or reserve requirements under the Code, ERISA, comparable provisions of non-U.S. Law or other provisions of any such Plan or related agreements. None of the Company, any of its Subsidiaries, or any Related Person has been involved in any transaction that could cause the Company, its Subsidiaries, any such Related Person or, following the Closing, MergerCo, to be subject to any material liability under Section 4069 or 4212 of ERISA or comparable Law of a non-U.S. jurisdiction. None of the Company, its Subsidiaries, or any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or comparable Law of a non-U.S. jurisdiction or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans or comparable Law of a non-U.S. jurisdiction and no event, transaction or condition has occurred or exists that, assuming the taxable period of such transaction expired as of the date hereof, could result in any such liability to the Company, its Subsidiaries, any such Related Person or, following the Closing, MergerCo or any of its Affiliates. All contributions and premiums required to have been paid by the Company, its Subsidiaries, and each Related Person to any Plan under the terms of any such Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law or the provisions of such Plan or related agreements (including ERISA and the Code) have been paid within the time prescribed by any such plan, agreement or applicable Law.

           (ii) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements, workers' or similar council agreements and approved social plans. There are no material pending or, to the knowledge of the Company, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company or its Subsidiaries).

           (iii) No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

           (iv) No Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

           (v) Except as set forth in Schedule 2.19(c) of the Disclosure Letter, no Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x)
                                                                            -
coverage mandated by Section 4980B of the Code, (y) retirement benefits payable
                                                 -
under any Plan qualified under Section 401(a) of the Code or in effect in any jurisdiction outside of the U.S. or (z) deferred compensation accrued as a
                                     -
liability on the Balance Sheet and additional deferred compensation accrued after the date thereof under the same deferred compensation arrangements. Except as set forth on Schedule 2.19(c) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

           2.20. Accounts Receivable. Except as set forth on Schedule 2.20 of
                 -------------------
the Disclosure Letter, to the knowledge of the Company, all accounts receivable of the Company or its Subsidiaries reflected on the Balance Sheet and any accounts receivable arising after the date of the Balance Sheet and reflected on the books of the Company or its Subsidiaries represent bona fide claims of the Company or its Subsidiaries against customers for sales, services performed or other charges and are subject to no counterclaim or offset, except to the extent reserved against thereon.

           2.21. Inventories. The Balance Sheet reflects all inventories of raw
                 -----------
materials, supplies, work in progress and finished goods of the Company and its Subsidiaries as of the date of the Balance Sheet, subject to appropriate reserves established in accordance with the Company's past practice and GAAP. To the knowledge of the Company, all inventories of such materials produced and acquired since the date of the Balance Sheet do not contain any material amount of obsolete or discontinued items.

           2.22. Customers. Except as set forth on Schedule 2.22 of the
                 ---------
Disclosure Letter, none of the Company or its Subsidiaries has received any written notice that any material customer of the Company or its Subsidiaries (i)
                                                                              -
has ceased, or will cease, to purchase the products, goods or services of the Company or its Subsidiaries or (ii) has materially reduced or will materially
                                --
reduce, the purchase of products, goods or services of the Company or its Subsidiaries, other than as could not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect or (b) adopted any
                                                                  -
plan or policy or agreed or otherwise made any commitment (regardless of whether such agreement or commitment would constitute an enforceable obligation or contract under applicable Law) to permit or suffer any material customer of the Company or its Subsidiaries to materially reduce the price it will pay for products, goods or services of the Company or its Subsidiaries.

           2.23. Suppliers; Raw Materials. Schedule 2.23 of the Disclosure
                 ------------------------
Letter sets forth, for the year ended December 31, 1999, (a) the names and
                                                          -
addresses of the ten largest suppliers of the Company and its Subsidiaries based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company and its Subsidiaries from such suppliers during such period and (b) the amount for which each such supplier invoiced the
                        -
Company or its Subsidiaries during such period. None of the Company or its Subsidiaries has received any written notice or has any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company and its Subsidiaries at any time after the Effective Time on terms and conditions substantially the same as those used in its current sales to the Company and its Subsidiaries, subject to general and customary price increases, other than as could not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect .

           2.24. Products. (a) Warranties. The Company has made available to
                 --------      ----------
MergerCo complete and correct copies of the standard terms and conditions of sale for each of the major products or services of the Company and its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions). With respect to any guaranty, warranty or other indemnity beyond such standard terms and conditions, the Company has as appropriate under GAAP properly reserved for possible liabilities or other contingencies.

            (b) Product Liability. Except as set forth on Schedule 2.24(b) of
                -----------------
the Disclosure Letter, neither the Company nor its Subsidiaries has any liability or obligation of any nature (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by, or service rendered prior to the Closing by or on behalf of, the Company or its Subsidiaries or any predecessor thereto, that (i) is not adequately covered by
                                               -
policies of insurance (subject to applicable deductibles) or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other Persons and (ii) is not otherwise fully and adequately reserved against as
                   --
reflected in the Financial Statements.

           2.25. Brokers, Finders, etc. Neither the Company nor any of its
                 ---------------------
Subsidiaries has retained any broker, finder or investment banker or other intermediary in connection with the transactions contemplated herein so as to give rise to any claim against Parent, MergerCo, the Company or its Subsidiaries for any brokerage, finder's or investment banker's commission, fee or similar compensation, other than Donaldson, Lufkin & Jenrette Securities Corporation in the amount set forth in Schedule 2.26 of the Disclosure Letter.

           2.26. SEC Reports and Financial Statements. The Company has timely
                 ------------------------------------
filed with the SEC, any applicable state securities authorities and any other Governmental Authority all forms and documents required to be filed by it since January 1, 1997 (collectively, the "Company Reports"), including without
                                    ---------------
limitation (i) its Annual Reports on Form 10-K for the last three fiscal years
            -
and (ii) all other forms, reports and registration statements filed by the
     --
Company with the SEC since January 1, 1997 (other than registration statements on Form S-8 or Form 8-A, filings on Form T-1 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses (i) and (ii) above (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the "Company SEC
                                                                    -----------
Documents". As of their respective dates, the Company Reports (a) did not
---------
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable
                -
requirements of Law, including in the case of SEC filings, the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

           2.27. Takeover Statutes. No "Fair price," "Moratorium," "control
                 -----------------
share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States, including, but not limited to,
Section 203 of the DGCL, applicable to the Company or any of its Subsidiaries is applicable to the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND MERGERCO

           Parent and MergerCo represent and warrant to the Company as follows:

           3.1. Status; Authorization, etc. MergerCo is a corporation duly
                --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of MergerCo and Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of MergerCo and Parent. Each of MergerCo and Parent has duly executed and delivered this Agreement. This Agreement is the valid and legally binding obligation of MergerCo and Parent, enforceable against MergerCo and Parent in accordance with its terms.

           3.2. No Conflicts, etc. (a) The execution, delivery and performance
                -----------------
by each of MergerCo and Parent of this Agreement, and the consummation of the transactions contemplated hereby by MergerCo and Parent, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any material right or obligation or loss of any benefit under, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of MergerCo or Parent under, (i) any provision of any organizational document of MergerCo or Parent,
        -
(ii) any Law applicable to MergerCo or Parent, or any of their properties or
 --
assets or (iii) any contract, or any other agreement or instrument to which
           ---
either MergerCo or Parent is a party or by which any of its properties or assets may be bound except in the case of clause (iii), such conflicts, violations, breaches, defaults, rights, claims or Liens as could not reasonably be expected, individually or in the aggregate, a material impairment of the ability of Parent or MergerCo to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

           (b) Consents. Except as set forth on Schedule 2.4 of the Disclosure
               --------
Letter, no Consent of or with any Governmental Authority or other Person is required to be obtained by MergerCo or Parent in connection with the execution, delivery and performance by MergerCo and Parent of this Agreement or the consummation by MergerCo and Parent of the transactions contemplated hereby, except for (i) the
                                                                         -
filing of the Certificate of Merger with the Delaware Secretary of State, (ii)
                                                                           --
applicable requirements under "blue sky" laws of various states, and (iii) such
                                                                      ---
other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) required to be obtained or made by the Company or
                          -
any of its Subsidiaries or (y) the failure of which to be obtained or made would
                            -
not have a material adverse effect on the business, results of operations or financial condition of MergerCo, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

           3.3. Litigation. There is no litigation pending or, to the knowledge
                ----------
of Parent or MergerCo, threatened, against Parent or MergerCo that could reasonably be expected to have or result in a material adverse effect on the ability of Parent or MergerCo to consummate the transactions contemplated by this Agreement.

           3.4. Brokers, Finders, etc. Neither Parent nor MergerCo has employed
                ---------------------
any broker, finder or investment banker in connection with the transactions contemplated herein so as to give rise to any claim against the Stockholders for any brokerage, finder's or investment banker's commission, fee or similar compensation.

           3.5. No Prior Business. MergerCo has not engaged in any business or
                -----------------
activity of any kind, or entered into any agreement or arrangement with any person or any entity or incurred, directly or indirectly, any material liabilities or obligations, other than in connection with the transactions contemplated hereby.

           3.6. SEC Reports and Financial Statements. Parent has timely filed
                ------------------------------------
with the SEC, any applicable state securities authorities and any other Governmental Authority all forms and documents required to be filed by it since January 1, 1997 (collectively, the "Parent Reports") including, without limitation, (i) its Annual Reports on Form 10-K for the last three fiscal years and (ii) all other forms, reports and registration statements filed by Parent with the SEC since January 1, 1997 (other than registration statements on Form S-8 or Form 8-A, filings on Form T-1 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses
(i) and (ii) above (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the "Parent SEC Documents". As of their respective dates, the Parent Reports (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of Law, including in the case of SEC filings, the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Parent SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     3.7.  Commitment Letters. Parent has received commitments, in the form of a
           ------------------
letter addressed to Parent, dated February 11, 2000 from J.P. Morgan Securities, Inc. and Morgan Guaranty Trust Company of New York and a letter addressed to Parent dated February 14, 2000 from Clayton, Dubilier & Rice Fund VI Limited Partnership (collectively, the "Commitment Letters"), true and correct copies of
                                ------------------
which have been provided to the Company, to obtain, subject to the terms and conditions of the Commitment Letters, the funds necessary to pay the Cash Merger Consideration (the financing necessary to provide such funds hereinafter referred to as the "Financing"), which Commitment Letters are in full force and
                    ---------
effect as of the date hereof.

                                  ARTICLE IV

                            COVENANTS OF THE COMPANY

     4.1.  Conduct of the Business. On and after the date hereof until the
           -----------------------
Effective Time, except as expressly required by this Agreement or as otherwise expressly consented to by MergerCo in writing, the Company will, and will cause each of its Subsidiaries to:

           (i) carry on the Business in the ordinary course of business in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to (x) preserve intact its present business
                            -
     organization, (y) keep available the services of its present officers and
                    -
     employees, and (z) preserve intact its relationships with customers,
                     -
     suppliers and others having business dealings with it;

           (ii) promptly advise MergerCo in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 4.1;

           (iii) not take any action or omit to take any action within its reasonable control, which action or omission would result in a breach of any of the representations and warranties set forth in Article III;

           (iv)    not restructure its corporate organization;

           (v) not permit any subsidiary of Wavetek Wandel Goltermann GmbH to declare or pay any dividend or to make any other distribution in respect of such Subsidiary's shares, to Wavetek Wandel Goltermann GmbH;

           (vi) not agree or otherwise commit to take any of the actions proscribed by the foregoing paragraphs (i) through (v); and

           (vii) conduct all Tax affairs relating to it only in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

     4.2.  No Solicitation. During the term of this Agreement, the Company shall
           ---------------
not (a) directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person of any of the Shares, any other shares of capital stock or other securities of any member of the Company, or all or substantially all of the Business or of the assets of the Company (an "Acquisition Transaction"), except
                                               ----------------------
for Shares to be acquired pursuant to Options outstanding on the date hereof, or
(b) furnish or permit to be furnished any non-public information concerning the Company or its business and operations to any Person (other than Parent and MergerCo and their accountants, counsel and consultants), other than information furnished in the ordinary course of business after prior written notice to and consultation with Parent. The Company shall promptly notify Parent of any inquiry or proposal received by the Company with respect to any such Acquisition Transaction. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person other than Parent and MergerCo in respect of any Acquisition Transaction.

     4.3.  Access and Information. (a) From the date hereof to the Effective
           ----------------------
Time, the Company and its Subsidiaries shall give MergerCo and its accountants, counsel, consultants, employees and agents, reasonable access during normal business hours to, and furnish them with all documents, records, work papers, Returns and information with respect to, all of the Company's and its Subsidiaries' properties, Assets, books, Contracts, reports, records and senior management personnel, as MergerCo shall from time to time reasonably request. The Company and its Subsidiaries shall use commercially reasonable efforts to keep MergerCo and its representatives informed as to the affairs of the Business and shall use commercially reasonable efforts to consult with the representatives of MergerCo on important matters pertaining to the Business. The Company shall deliver to Parent within 30 days of the date hereof a complete and correct list containing the names of each bank in which the Company or any of its Subsidiaries has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

     (b) Each of the parties agree that they will not, and will cause their respective accountants, counsel, consultants, employees and agents not to, use any confidential, nonpublic information concerning the other obtained in connection with entering into of this Agreement for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of the parties shall keep confidential, and will cause its respective accountants, counsel, consultants, employees and agents to keep confidential, all information and documents concerning the other obtained in connection with entering into of this Agreement unless such information (i) was already known to such Person,
                                        -
(ii) becomes available to such Person from other sources not known by such
 --
Person to be bound by a confidentiality obligation or (iii) is disclosed with
                                                       ---
the prior written approval of the other party. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each of the parties shall promptly cause all copies of documents or extracts thereof containing such information and data to be returned to the other party.

                                   ARTICLE V

                         COVENANTS OF PARENT, MERGERCO
                                AND THE COMPANY

     5.1.  Public Announcements. Prior to the Effective Time, except as required
           --------------------
by applicable Law, Parent and the Company shall not, nor shall they permit their respective Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby, without the prior written consent of Parent or the Company, as the case may be.

     5.2.  Reasonable Best Efforts. (a) Subject to the terms and conditions
           -----------------------
provided in this Agreement, each of the parties agrees to use its reasonable best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts (i) to obtain all necessary waivers,
                                             -
consents and approvals and (ii) to effect all necessary registrations and
                            --
filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the obligations of the parties under this Agreement, the proper officers and/or directors of Parent, MergerCo and the Company, as the case may be, shall take the necessary action.

     (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no
                                  -
state takeover
statute or similar statute or regulation, in each case as the same is in effect on the date hereof, is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement and (ii) if any such state takeover
                                                 --
statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

     5.3.  Directors' and Officers' Insurance and Indemnification. (a) After the
           ------------------------------------------------------
Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries in such capacities against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Organizational Documents in effect at the date hereof (to the extent consistent with applicable Law).

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering the persons who are currently covered by the Company's existing directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Time, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that in no event shall the Surviving
                           --------
Corporation be required to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid by the Company for such insurance as of the date hereof.

     5.4.  Financing. Parent shall use commercially reasonably efforts to take,
           ---------
or cause to be taken, all action or to do, or cause to be done, all things necessary, proper or appropriate to effect the Financing on or prior to the Closing Date.

     5.5.  Environmental Site Assessment. On or before the Closing Date, Parent
           -----------------------------
and MergerCo shall have the right to prepare, or cause to be prepared at their cost, an environmental site assessment of the Real Property and the other assets, equipment and facilities owned, leased, operated or used by the Company (the "Environmental Site Assessment"), which shall include physical inspections
      -----------------------------
of the Real Property and such assets, equipment and facilities, review of all relevant records in the possession or custody or under the control of the Company and review of relevant governmental agency records, and if deemed necessary or advisable in the sole discretion of Parent and MergerCo, a Phase II Environmental Investigation of the Real Property, which may consist of soil and groundwater sampling and testing (the "Phase II Investigation"). The
                                       ----------------------

Company shall provide Parent and MergerCo and the their agents with reasonable access to such facilities in order for Parent and MergerCo and their agents to prepare and complete the Environmental Site Assessment and the Phase II Investigation, if any. The Environmental Site Assessment and the Phase II Investigation, if any, shall be completed within 40 days and within 60 days, respectively, of the date of this Agreement.

     5.6.  Advisory Committee. After the Effective Time, the Surviving
           ------------------
Corporation shall establish an advisory committee initially composed of Mr. Albrecht Wandel (who shall be chairman) and a joint appointee of Mr. Wandel and Mr. Frank Goltermann and an appointee of Mr. Goltermann, which appointees shall be acceptable to the Surviving Corporation.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     6.1.  Condition to Obligations of Each Party. The obligation of the parties
           --------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

     (a)   No Injunction, etc.  The consummation of the Merger shall not be
           ------------------
  precluded by any bona fide order, decree or injunction of a court of competent jurisdiction (each party agreeing to use its commercially reasonable efforts to have any such order reversed or injunction lifted), and there shall not have been any action taken or any Law enacted, promulgated or deemed applicable to the Merger by any Governmental Authority that makes consummation of the Merger illegal. There shall be no Litigation by a Governmental Authority seeking to restrain, enjoin or prohibit the Merger.

     (b)   HSR Act and Competition Laws.  Any applicable waiting period under
           ----------------------------
  the HSR Act with respect to the actions contemplated by this Agreement shall have expired or been terminated and all applicable requirements under the Competition Laws, as set forth on Schedule 6.1(b), shall have been complied with, expired or been terminated.

     (c)   Stockholder Vote.  This Agreement and the Merger shall have been
           ----------------
  approved and adopted by the affirmative vote of the holders of the requisite number of Shares in accordance with the DGCL, the Company's Organizational Documents and the Stockholders Agreement.

     (d)   Indebtedness.  Parent shall have caused the indebtedness set forth of
           ------------
   Schedule 6.1 (e) of the Disclosure Letter owing to the Stockholders of the Company identified on such Schedule to have been repaid or otherwise satisfied.

     6.2.  Conditions to Obligations of Parent and MergerCo. The obligation of
           ------------------------------------------------
Parent and MergerCo to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date (or waiver by Parent) of the following additional conditions, which the Company agrees to use commercially reasonable efforts to cause to be fulfilled:

     (a)   Representations, Performance, etc. The representations and warranties
           ---------------------------------
   of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for representations and warranties that speak as of some other date which shall be true and correct in all respects or in all material respects, as the case may be, at and as of such date).

     (b)   Performance of Obligations of the Company.  The Company shall have
           -----------------------------------------
   performed or complied in all material respects with all obligations and covenants required to be performed or complied with prior to the Closing by the Company under this Agreement.

     (c)   Consents.  The Company shall have obtained and shall have delivered
           --------
   to Parent on or prior to the Closing Date copies of all Governmental Approvals and all Consents required to be obtained by the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except, with respect to Consents, any Consent the failure of which to obtain could not reasonably be expected, individually or in the aggregate, to be material to any major business unit of the Business.

     (d)   Opinion of Counsel.  On or prior to the Closing Date, Parent shall
           ------------------
   have received an opinion dated as of the Closing Date, from Sullivan & Cromwell, counsel to the Company, in substantially the form of Exhibit B.

     (e)   Financing.  Parent shall have obtained funds sufficient to enable
           ---------
   Parent to consummate the transactions contemplated by this Agreement on terms substantially similar to the terms set forth in the Commitment Letters.

     (f)   Dissenting Shares.  The Company shall not have received notice from
           -----------------
   the holder or holders of more than 2% of the outstanding Shares, determined on a fully diluted basis, that such holder or holders have exercised or intend to exercise its or their appraisal rights under Section 262 of the DGCL.

     (g)   FIRPTA Certificate.  The Company shall have delivered to Parent a
           ------------------
   certificate, as contemplated under and meeting the requirements of sections 1.897-2(g)(2) and 1.1445-2(c)(3) of the Treasury Regulations, to the effect that the Shares do not constitute a U.S. real property interest as of the Closing Date within the meaning of section 897(c)(1) of the Code and the Treasury Regulations thereunder.

     (h)   Results of the Environmental Investigation.  The Environmental Site
           ------------------------------------------
   Assessment (if received within 40 days hereof) and, if applicable, the Phase II Investigation (if received within 60 days hereof), shall not contain any information that would reasonably be expected to result in a breach of any of the representations and warranties of the Sellers that are contained in
   Section 2.17 such that the conditions in Section 6.2(a) would not be satisfied on or prior to the Closing Date.

     6.3.  Conditions to Obligations of the Company. The obligation the Company
           ----------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver the Company), on or prior to the Closing Date, of the following additional conditions which Parent and MergerCo agree to use commercially reasonable efforts to cause to be fulfilled:

     (a)   Representations, Performance, etc.  The representations and
           ---------------------------------
   warranties of Parent and MergerCo contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date (except for representations and warranties that speak as of some other date which shall be true and correct in all respects or in all material respects, as the case may be, at and as of such date).

     (b)   Performance of Obligations of Parent and MergerCo.  Parent and
           -------------------------------------------------
   MergerCo shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with prior to the Closing by Parent and MergerCo under this Agreement.

     (c)   Registration Rights Agreement.  Parent shall have executed and
           -----------------------------
   delivered to the Company a Registration Rights Agreement for the benefit of stockholders electing to receive Stock Merger Consideration in the form attached to the Stock Election Agreement.

                                  ARTICLE VII

                                  TERMINATION

     7.1.  Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing Date:

     (a)   By the written agreement of Parent and the Company;

     (b) By Parent or the Company by written notice to the other party after 5:00 p.m. New York City time on July 31, 2000 if the transactions contemplated hereby shall not have been consummated pursuant hereto, except to the extent that the failure of the transactions contemplated hereby then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.1(b);

     (c) By the Company, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of Parent or MergerCo such that the condition set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the Effective Time, which breach is not cured prior to the expiration of such 15 day period (provided
                                                                      --------
   that if such breach is not curable, the Company may terminate this Agreement immediately under this Section 7.1(c)); except where the Company is in material breach of any representation, warranty, covenant or agreement as provided in Section 7.1(d).

     (d) By Parent, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Stockholders such that the condition set forth in
   Section 6.2(a) or 6.2(b) would not be satisfied as of the Effective Time, which breach is not cured prior to the expiration of such 15 day period (provided that if such breach is not curable, Parent may terminate this
    --------
   Agreement immediately under this Section 7.1(d)); except where Parent or MergerCo is in material breach of any representation, warranty, covenant or agreement as provided in Section 7.1(c).

     In the event of a termination of this Agreement and an abandonment of the Merger, no party hereto (or any of its directors, officers, representatives or agents) shall have any further liability or further obligation to any other party to this Agreement, except with respect to the provisions of this Article VII not be affected by and except that nothing herein will relieve any party from liability for any willful breach of its representations, warranties, covenants and agreements set forth in this Agreement.

     7.2.  Non-Survival of Representations and Warranties. The representations
           ----------------------------------------------
and warranties in the Agreement shall not be affected by any examination by or on behalf of the parties hereto. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     7.3.  Fees and Expenses. All fees and expenses incurred in connection with
           -----------------
the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                                 ARTICLE VIII

                                  DEFINITIONS

     8.1.  Definition of Certain Terms. The terms defined in this Section 8.1,
           ---------------------------
whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

      Acquisition Transactions.  As defined in Section 4.2(a).
      ------------------------

      Affiliate:  of a Person means a Person that directly or indirectly through
      ---------
one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

      Agreement:  this Agreement and Plan of Merger, as the same may be amended
      ---------
from time to time.

      Assets: as defined in Section 2.10.
      ------

      Audited Financial Statements:  the audited financial statements of the
      ----------------------------
Company and the Subsidiaries as at and for the years ended September 30, 1999, 1998 and 1997, including (i) balance sheets and statements of income, cash flows
                          -
and stockholders equity and (ii) a report thereon from Arthur Andersen LLP, the
                             --
Company's independent auditors.

      Balance Sheet:  the consolidated balance sheet of the Company as of
      -------------
September 30, 1999 included in the Financial Statements.

      Business:  any business in which the Company or its Subsidiaries is
      --------
engaged as of the Effective Time.

      Business Day:  shall mean a day other than a Saturday, Sunday or other day
      ------------
on which commercial banks in The City of New York are authorized or required to close.

      Cash Merger Consideration:  as defined in Section 1.2.
      -------------------------

      CERCLA:  the Comprehensive Environmental Response, Compensation and
      ------
Liability Act, as amended, 42 U.S.C. (S) 9601 et seq.

      Certificate of Merger:  as defined in Section 1.4.
      ---------------------

      Certificates:  as defined in Section 1.6.
      ------------

      Closing:  as defined in Section 1.4.
      -------

      Closing Date:  as defined in Section 1.4.
      ------------

      Code:  the Internal Revenue Code of 1986, as amended.
      ----

      Company:  as defined in the recitals to this Agreement.
      -------

      Company Common Stock:  as defined in Section 1.2.
      --------------------

      Company Intellectual Property:  as defined in Section 2.13(b).
      -----------------------------

      Company Reports:  as defined in Section 2.27.
      ---------------

      Company SEC Documents:  as defined in Section 2.27.
      ---------------------

      Competition Laws:  statutes, rules, regulations, orders, decrees,
      ----------------
administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act and, to the extent applicable, equivalent laws of other countries and confederations of other countries.

      Consent:  any consent, approval, waiver, agreement, license, or report or
      -------
notice to, any Person.

      Contract:  all loan agreements, indentures, letters of credit (including
      --------
related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, endorsement agreements, and other agreements, contracts, instruments, obligations, offers, commitments, plans, arrangements and understandings, written or oral, to which the Company or its Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified that are the types limited to the types listed in clauses (i) through (xiv) below:

           (i) leases, subleases, licenses, occupancy agreements, permits, franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to the Real Property;

           (ii) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts (other than the Plans) relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding) of the Company or its Subsidiaries, including sales agency, distributorship agreements or arrangements for the sale of any of the products or services of the Company or its Subsidiaries;

           (iii) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

           (iv)     brokers' or finder's contracts;

           (v) joint venture, partnership and similar contracts, agreements, arrangements and understandings involving a sharing of profits or expenses;

           (vi) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of the Company or its Subsidiaries any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by the Company or its Subsidiaries, within the last five years, or involving continuing indemnity or other obligations;

           (vii) contracts prohibiting or restricting the ability of the Company, its Subsidiaries or the Business to engage in any business or operate in any geographical area or to compete with any Person;

           (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $100,000 in each case or $250,000 in the aggregate;

           (ix) contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any of the Company or its Subsidiaries;

           (x) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

           (xi) contracts not entered into in the ordinary course of business;

           (xii) contract or series of related contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $100,000 per annum or an aggregate of $250,000 under the term of the contract;

           (xiii) contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company or its Subsidiaries; and

           (xiv) contracts providing for future payments that are conditioned, in whole or in part, on the future performance of the Company or its Subsidiaries.

     Control (including the terms "controlled by" and "under common control
     -------                       -------------       --------------------
with"): the possession, directly or indirectly, of the power to direct or cause
----
the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     DGCL:  as defined in Section 1.1.
     ----

     Disclosure Letter: as defined in Section 2.1(a).
     -----------------

     Effective Time:  as defined in Section 1.4.
     --------------

     Eligible Stockholder:  a Stockholder that is an "accredited investor" as
     --------------------
such term is defined in Rule 501 of Regulation D under the Securities Act.

     Employees:  as defined in Section 2.19(a).
     ---------

     Environmental Claims: any complaint, notice, directive, order, claim,
     --------------------
litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of
                                      -
the Company, its Subsidiaries or any predecessor in interest; (ii) from
                                                               --
adjoining properties or businesses; or (iii) from or onto any facilities which
                                        ---
received Hazardous Materials generated by the Company, its Subsidiaries or any predecessor in interest.

     Environmental Laws:  all applicable Laws relating to the protection of the
     ------------------
environment, to human health and safety, to natural resources or to any use, sale, manufacture, treatment, generation, processing, storage, disposal, abatement, existence, Release, threatened Release, transportation or handling of any Hazardous Materials, including, without limitation, (i) CERCLA, the Resource
                                                         -
Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii)
                                                                            --
all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of Releases or threatened Releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials, and (iii) all other
                                                             ---
requirements pertaining to the protection of the health and safety of employees or the public.

     ERISA:  the Employee Retirement Income Security Act of 1974, as amended.
     -----

     Exchange Act: the Securities Exchange Act of 1934, as amended.
     ------------

     Financial Statements: the Audited Financial Statements and the Interim
     --------------------
Financial Statements.

     GAAP: United States generally accepted accounting principles.
     ----

     Governmental Approval:  any consent, approval, authorization, waiver,
     ---------------------
permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

     Governmental Authority:  as defined in Section 2.4(b).
     ----------------------

     Hazardous Materials:  any substance that:  (i) is or contains asbestos,
     -------------------                         -
urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii)
                                                                         --
requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance"
                                       ---------------      -------------------
thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious,
                ---
radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

     HSR Act: Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     -------

     Intellectual Property:  any and all United States and foreign: patents and
     ---------------------
applications, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; Software; Internet Websites; inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and licenses of any of the foregoing.

     Intellectual Property Licenses:  as defined in Section 2.13(b).
     ------------------------------

     Interim Financial Statements:  the unaudited financial statements of the
     ----------------------------
Company for the period ended December 31, 1999, including a balance sheet and statements of income, cash flows and stockholders equity.

     IRS:  the Internal Revenue Service.
     ---

     Law:  all applicable provisions of all (a) constitutions, treaties,
     ---                                     -
statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c)
                                          -                              -
orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     Leased Real Property:  all interests leased pursuant to Leases.
     --------------------

     Leases:  the real property leases, subleases, licenses and occupancy
     ------
agreements pursuant to which the Company or its Subsidiaries is lessee, sublessee, licensee or occupant.

     Lien:  any mortgage, pledge, hypothecation, right of others, claim,
     ----
security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

     Litigation:  any action, cause of action, claim, demand, suit, proceeding,
     ----------
citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

     Material Adverse Effect:  (i) any event, occurrence, fact, condition,
     -----------------------    -
change or effect that is, or would reasonably be expected to be, materially adverse to the Business, Assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) a
                                                                     --
material impairment of the ability of the Company to perform their respective obligations hereunder and to consummate the transactions contemplated hereby; provided, however, that for purposes of this definition, a Material
--------  -------

Adverse Effect shall not be deemed to have occurred as a result of changes to conditions generally affecting the industry in which the Company or any of the Subsidiaries operates.

     Merger:  as defined in the recitals to this Agreement.
     ------

     Merger Consideration:  as defined in Section 1.2.
     --------------------

     MergerCo:  as defined in the recitals to this Agreement.
     --------

     Occupied Property:  any real property used or held by the Company or its
     -----------------
Subsidiaries that is not Owned Real Property or Leased Real Property.

     Option Consideration:  as defined in Section 1.3.
     --------------------

     Options:  as defined in Section 1.3.
     -------

     Organizational Documents:  as defined in Section 2.1(c).
     ------------------------

     Owned Intellectual Property:  as defined in Section 2.13(a).
     ---------------------------

     Owned Real Property:  the real property owned by the Company or its
     -------------------
Subsidiaries, together with all structures, facilities, improvements and fixtures attached or appurtenant thereto and all easements, licenses and rights relating to the foregoing.

     Owned Software:  all Software developed by or for the Company or its
     --------------
Subsidiaries or in connection with the Business by any employee of the Company or its Subsidiaries or by an independent contractor.

     Parent:  as defined in the recitals to this Agreement.
     ------

     Parent Reports:  as defined in Section 3.6.
     --------------

     Parent SEC Documents:  as defined in Section 3.6.
     --------------------

     Paying Agent:  as defined in Section 1.6.
     ------------

     Permitted Liens:  (i) Liens securing liabilities for which adequate
     ---------------    -
reserves are included in the Balance Sheet, to the extent so reserved, that do not materially interfere with the use of the property subject thereto or extend to or cover any assets of any other Affiliate of MergerCo upon consummation of the transactions contemplated by this Agreement, (ii) Liens for Taxes not yet
                                                  --
due and payable, or that are being contested in good faith by appropriate proceedings, (iii) mechanic's Liens, landlord's Liens and warehouseman's Liens
              ---
securing obligations arising in the ordinary course of business that are not more than 30 days past due or are being contested in good faith by appropriate proceedings or (iv) Liens that, individually and in the aggregate,
                            --
do not and would not materially detract from the value of any of the property or Assets or materially interfere with the use thereof as currently used.

     Person:  any natural person, firm, partnership, association, corporation,
     ------
company, trust, business trust, Governmental Authority or other entity.

     Plans:  as defined in Section 2.19(a).
     -----

     Policies: as defined in Section 2.14.
     --------

     Preferred Shares: as defined in Section 2.2.
     ----------------

     Real Property:  the Owned Real Property, the Leased Real Property and the
     -------------
other Occupied Property.

     Rebate Obligations:  as defined in Section 2.24(c).
     ------------------

     Related Persons:  as defined in Section 2.19(a).
     ---------------

     Release:  any releasing, disposing, discharging, injecting, spilling,
     -------
leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     Return:  any report of Taxes or Social Charges due, any claims for refund
     ------
of Taxes or Social Charges paid, any information return with respect to Taxes or Social Charges, or any other similar report, statement, declaration, or document required to be filed, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

     Rule 144:  Rule 144 promulgated under the Securities Act.
     --------

     SEC: the Securities and Exchange Commission.
     ---

     Securities Act: the Securities Act of 1933, as amended.
     --------------

     Significant Subsidiary:  as defined in Rule 1-02 of Regulation S-X of the
     ----------------------
SEC.

     Shares:  as defined in Section 1.2.
     ------

     Social Charges:  any social security, medical insurance, unemployment,
     --------------
pension, welfare or other social charge or contribution imposed or required by applicable Laws or regulations or collective bargaining agreements, or workers' council or similar agreement for any social plan, excluding Taxes.

     Software: all computer software, including but not limited to,
     --------
application software and system software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items), integrated circuits, embedded systems, and other electro-mechanical or processor based systems.

     Stock Merger Consideration:  as defined in Section 1.2.
     --------------------------

     Stockholders:  the stockholders of the Company.
     ------------

     Stockholders Agreement:  as defined in Section 2.3.
     ----------------------

     Subsidiaries:  each corporation or other Person in which a Person owns or
     ------------
controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     Surviving Corporation:  as defined in Section 1.1.
     ---------------------

     Tax:  any federal, state, provincial, local, foreign or other income,
     ---
alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

     Treasury Regulations:  the regulations prescribed under the Code.
     --------------------

     Virus:  a computer program that replicates itself or otherwise performs
     -----
some illicit function on a computer or network of computers and thereby damages other computer programs or data located on such computer or network or otherwise causes a defect in the operation of such computer or network.

     Year 2000 Compliant:  as defined in Section 2.13(f).
     -------------------

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."


                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1.    Severability. If any provision of this Agreement is inoperative or
             ------------
unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

     9.2.    Notices.  All notices and other communications made in connection
             -------
with this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt
          -
requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-
                             -                                 -
day or overnight mail or delivery or (d) sent by fax or telecopy, addressed as
                                      -
follows:


     (i)  if to Parent or MergerCo to:

          Dynatech Corporation
          3 New England Executive Park
          Burlington, MA 01803-5087
          Telecopy:   781-272-2304
          Telephone: 781-272-6100
          Attention:
          ---------

          with a copy to:

          Debevoise & Plimpton
          875 Third Avenue

          New York, New York  10022
          Telecopy:  (212) 909-6836
          Telephone: (212) 909-6000
          Attention:  Franci J. Blassberg, Esq.
          ---------

     (ii)    if the Company, to:

             Wavetek Wandel Goltermann, Inc.
             c/o Wavetek Wandel Goltermann GmbH
             Arbachtalstrasse 6
             72800 Eningen u.A.
             Telecopy:  49-7121-88-99-6
             Telephone: 49-7121-86-0
             Attention:  Martin Schwaerzel-Peters, Phd.
             ---------

             with a copy to:

             Sullivan & Cromwell
             1888 Century Park East, 21st Floor
             Los Angeles, California  90067
             Telecopy:  (310) 712-6600
             Telephone: (310) 712-8800
             Attention:  Alison S. Ressler, Esq.
             ---------

     or, in each case, at such other address as may be specified in writing to the other party hereto.

     9.3.    Entire Agreement. This Agreement (including the Disclosure Letter)
             ----------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     9.4.    Counterparts; Headings. This Agreement may be executed in several
             ----------------------
counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     9.5.    Governing Law, etc. (a) This Agreement shall be governed by and
             --------------
construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof except to the extent that the law of the State of Delaware specifically and mandatorily applies.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     (c) Each party (i) agrees that any legal or equitable action, suit or
                     -
proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the subject matter of any of the foregoing may be instituted in any state or federal court in the State of New York, (ii)
                                                                       --
waives any objection which it may now or hereafter have to the venue of any such action, suit or proceeding, (iii) irrevocably submits itself to the nonexclusive
                             ---
jurisdiction of any state or federal court of competent jurisdiction in the State of Delaware for purposes of any such action, suit or proceeding, and (iv)
                                                                            --
irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court in the State of Delaware, and irrevocably waives any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

     9.6.    Binding Effect; No Third Party Beneficiaries.
             --------------------------------------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and permitted assigns.

     9.7.    Assignment.  This Agreement shall not be assignable by any of the
             ----------
parties hereto without the prior written consent of the other parties.

     9.8.    Amendment and Waiver.  This Agreement may not be amended except by
             --------------------
an instrument in writing signed on behalf of Parent, MergerCo and the Company and in compliance with applicable law. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such
                                           --------  -------
waiver may materially adversely affect the rights of the stockholders of the Company; provided, further, that the consent of the Stockholders is required for
         --------  -------
any change relating to the Merger Consideration. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   DYNATECH CORPORATION



                                   By: /s/ Allan M. Kline
                                      --------------------------------------
                                   Name:   Allan M. Kline
                                   Title:  Vice President, CFO and Treasurer


                                   DWW ACQUISITION CORPORATION



                                   By: /s/ Allan M. Kline
                                      --------------------------------------
                                   Name:   Allan M. Kline
                                   Title:  Vice President and Treasurer


                                   WAVETEK WANDEL GOLTERMANN, INC.



                                   By: /s/ Peter M. Wagner
                                      --------------------------------
                                   Name:  Peter M. Wagner
                                   Title: Chief Executive Officer


                                      50